UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 25, 2008
XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)
(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Stock Purchase Agreement
     On July 25, 2008, XO Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Arnos Corp., Barberry Corp., High River Limited Partnership and ACF Industries Holding Corp. (together, the “Purchasers”). The Purchasers are affiliates of Carl C. Icahn, the Chairman of the Board of Directors of the Company. Pursuant to the Stock Purchase Agreement, on July 25, 2008 (the “Issue Date”), the Purchasers purchased an aggregate of 555,000 shares of the Company’s 7% Class B Convertible Preferred Stock (the “Convertible Preferred Stock”) for an aggregate purchase price of $555,000,000 and an aggregate of 225,000 shares of the Company’s 9.5% Class C Perpetual Preferred Stock (the “Perpetual Preferred Stock”) for an aggregate purchase price of $225,000,000. A portion of the purchase price for the Convertible Preferred Stock was paid by Purchasers through the delivery to the Company for retirement of all of the Purchasers’ right, title and interest in the Company’s senior indebtedness in the principal amount (together with accrued interest) of approximately $450.758 million, which represents all of such indebtedness held by the Purchasers and their affiliates under the Company’s Senior Secured Credit Facility and the $75 million note representing a loan to the Company in that amount made by an affiliate of the Chairman of the Board of Directors of the Company in March 2008 (the “Senior Note”). The remainder of the purchase price for the Convertible Preferred Stock and the purchase price for the Perpetual Preferred Stock was paid in cash in the aggregate amount of approximately $329.242 million.
     The Stock Purchase Agreement contains a provision in which the Purchasers agree that neither they, nor any of their affiliates, will, directly or indirectly, consummate any transaction (including the conversion of the Convertible Preferred Stock or the 6% Class A Preferred Stock into Common Stock, the exercise of warrants or options to purchase Common Stock of the Company, or a merger pursuant Section 253 of the Delaware General Corporation Law (the “DGCL”), if as a result of such transaction, the Purchasers or their affiliates would own at least 90% of the outstanding shares of each class of the Company’s capital stock, of which class there are outstanding shares, that absent the provisions of Section 253 of the DGCL, would be entitled to vote on a merger of the Company with or into another such Purchaser or affiliate under the DGCL, except solely as a result of (i) a tender offer for all of the outstanding shares of Common Stock by the Purchasers wherein a majority of the outstanding shares of Common Stock not held by such Purchasers or their affiliates are tendered or (ii) a merger or acquisition transaction by the Purchasers or their affiliates that has been approved by a special committee of the Company’s Board of Directors comprised of disinterested directors wherein the Purchasers or their affiliates acquire all of the outstanding Common Stock of the Company.
     The Company intends to offer up to 27,750 shares of Convertible Preferred Stock and up to 11,250 shares of Perpetual Preferred Stock in units (the “Units”), in the same proportion issued to the Purchasers, consisting of 2.46667 shares of Convertible Preferred Stock for each 1.0 share of Perpetual Preferred Stock and 0.405405 shares of Perpetual Preferred Stock for each 1.0 share of Convertible Preferred Stock to certain large minority stockholders of the Company that are accredited investors until August 24, 2008. No assurance can be given that such minority stockholders will purchase any of the Units when offered to them.
     The terms of the Stock Purchase Agreement were negotiated on behalf of the Company by a Special Committee of the Board of Directors of the Company (the “Special Committee”) that was established on September 28, 2007 to assist the Company in evaluating financing and other strategic alternatives. The Special Committee was advised in this regard by Cowen and Company, LLC (“Cowen”), as its financial advisor, and Dechert LLP, as its legal advisor. Cowen has provided written opinions (with respect to the Convertible Preferred Stock and with respect to the Perpetual Preferred Stock) addressed to the Special Committee as to the fairness to the Company from a financial point of view of the consideration received in the transaction based on the principal economic terms of the Convertible Preferred Stock and the Perpetual Preferred Stock.
     The Company has used approximately $22.285 million of the proceeds from sale of the Convertible Preferred Stock and Perpetual Preferred Stock to retire in full (together with accrued interest) the remainder of the Company’s indebtedness under its Senior Secured Credit Facility, none of which is owed to Carl Icahn or his affiliates. As a result of this transaction, the Company now does not have any indebtedness for money borrowed under the Senior Secured Credit Facility (which has been discharged) or under the Senior Note. The Company intends to use the remaining cash proceeds from the transaction, in the amount of approximately $306.957 million (before deduction of transaction expenses), and the proceeds from the sale of any Units, to fund the Company’s long-term strategic growth plan and for working capital. The Company does not currently intend to use any of the proceeds from the transaction to redeem any shares of the Company’s 6% Class A Convertible Preferred Stock.
     The foregoing discussion of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated in this Item 2.03 by reference.
Terms of Convertible Preferred Stock
     The Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 7% Class B Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Class B CoD”) provides that the Convertible Preferred Stock, with respect to rights to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Company, rank on a parity with the Perpetual Preferred Stock and senior to the Common Stock, the 6% Class A Convertible Preferred Stock and each other class of the Company’s capital stock outstanding or thereafter established by the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock. On March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”), the Board of Directors of the Company may at its sole discretion, cause a dividend with respect to the Convertible Preferred Stock to be paid in cash to the holders in an amount equal to 1.75% of the liquidation preference, initially $1,000 per share (the “Dividend Payment”), otherwise the liquidation preference will be adjusted and increased by an amount equal to the Dividend Payment per share that is not paid in cash to the holders on such date. If any shares of Convertible Preferred Stock are outstanding, unless the full amount of the next Dividend Payment has been declared and a sum sufficient to pay it in full in cash has been set apart for payment, no dividends will be declared or set apart for payment on any shares of capital stock ranking junior to the Convertible Preferred Stock.
     Pursuant to the Class B CoD, the Company will not be required to redeem any outstanding shares of the Convertible Preferred Stock, provided that any holder may, upon or within 120 days following a change of control (as defined in the Class B CoD), demand that the Company redeem in cash all, but not less than all, of the outstanding shares of Convertible Preferred Stock held by such holder at a redemption price equal to 100% of the liquidation preference per share as of the redemption date. The Convertible Preferred Stock is redeemable, at any time, in whole or in part, at the option of the Company, at a cash redemption price equal to 100% of the liquidation preference per share as of the redemption date; provided, however, that (i) during the period commencing on the Issue Date through the later (the later of such periods set forth in clauses (a) and (b), the “Restricted Period”) of (a) the first anniversary of the Issue Date (the “Initial Period”) and (b) in the event that during the last 90 days of the Initial Period the Company enters into an agreement pursuant to which the Company will merge with or into another entity, or sell all or substantially all of its assets to another entity, or similar transaction (a “Sale Transaction”, as defined in the Class B CoD), ninety (90) days after the Company enters into such agreement (the “Extended Period”), the shares of Convertible Preferred Stock shall only be redeemable in connection with (and contingent upon) a Sale Transaction that is consummated during such period and (ii) during the period commencing immediately following the Restricted Period and ending on the fifth anniversary of the Issue Date, the shares of Convertible Preferred Stock shall be redeemable only if the Market Price (as defined in the Class B CoD) of the Company’s Common Stock shall have equaled or equals or exceeds 250% of the conversion price in effect at such time for 20 trading days in any period of any 30 consecutive trading days ended prior to the date of the applicable redemption notice. If any shares to be so redeemed are held by affiliates of the Company, the redemption of such shares held by affiliates shall require the approval of a special committee of the Board of Directors comprised of disinterested directors in respect of such affiliates.
     At any time after the Restricted Period and (b) the Extended Period, and as long as an Excess Ownership Event (as defined below) has not occurred, each share of Convertible Preferred Stock may be converted on any date, at the option of the holder thereof, into the number of shares of Common Stock equal to the conversion rate (which means, at any date, the quotient obtained by dividing the liquidation preference as of such date by the Conversion Price (initially $1.50 ) as of such date and subject to adjustment in accordance with the Class B CoD) (the “Conversion Rate”) in effect at such time. “Excess Ownership Event” means any time a Purchaser (an “Excess

Holder”) or its affiliates beneficially own 90% or more of the outstanding shares of each class of the Company’s capital stock, of which class there are outstanding shares, that absent the provisions of Section 253 of the DGCL, would be entitled to vote on a merger of the Company with or into such Purchaser or affiliate under the DGCL unless such ownership results solely from (i) a tender offer for all of the outstanding shares of Common Stock by such Purchaser or its affiliate wherein a majority of the outstanding shares of Common Stock not held by such Purchaser or affiliate are tendered or (ii) a merger or acquisition transaction by the Purchaser or its affiliates that has been approved by a special committee of the Board of Directors of the Company comprised of disinterested directors wherein such Purchaser or affiliate acquires all of the outstanding Common Stock of the Company.
     Each issued and outstanding share of Convertible Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Convertible Preferred Stock is convertible (as adjusted from time to time) with respect to any and all matters presented to the stockholders of the Company for their action or consideration and as otherwise required by Delaware law. Except as provided by law, holders of shares of Convertible Preferred Stock will vote together with the holders of Common Stock (together with all other shares of the Company which are granted rights to vote with the Common Stock) as a single class.
     The foregoing discussion of the terms of the Convertible Preferred Stock is qualified in its entirety by reference to the Class B CoD, a copy of which is filed herewith as Exhibit 4.1 and is incorporated in this Item 2.03 by reference.
Terms of Perpetual Preferred Stock
     The Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 9.50% Class C Perpetual Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Class C CoD”) provides that the Perpetual Preferred Stock, with respect to rights to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Company, will rank on a parity with the Convertible Preferred Stock and senior to the Common Stock, the 6% Class A Convertible Preferred Stock and each other class of the Company’s capital stock outstanding or thereafter established by the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock. On March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”), the Board of Directors of the Company may, at its sole discretion, cause a dividend with respect to the Perpetual Preferred Stock to be paid in cash to the holders in an amount equal to 2.375% of the liquidation preference, initially $1,000 per share, (the “Dividend Payment”) otherwise the liquidation preference will be adjusted and increased by an amount equal to the Dividend Payment per share that is not paid in cash to the holders on such date. If any shares of Perpetual Preferred Stock are outstanding, unless the full amount of the next Dividend Payment has been declared and a sum sufficient to pay it in full in cash has been set apart for payment, no dividends will be declared or set apart for payment on any shares of capital stock ranking junior to the Perpetual Preferred Stock.
     Pursuant to the Class C CoD, the Company will not be required to redeem any outstanding shares of the Perpetual Preferred Stock, provided that any holder may, upon or any time within 120 days following a change of control (as defined in the Class C CoD), demand that the Company redeem in cash all, but not less than all, of the outstanding shares of Perpetual Preferred Stock held by such holder at a redemption price equal to 100% of the liquidation preference per share as of the redemption date. The Perpetual Preferred Stock is redeemable, at any time, in whole or in part, at the option of the Company, at a cash redemption price equal to 100% of the liquidation preference per share as of the redemption date. To the extent shares to be so redeemed are held by affiliates of the Company, the redemption of such shares held by affiliates shall require the approval of a special committee of the Board of Directors comprised of disinterested directors in respect of such affiliates.
     Each issued and outstanding share of Perpetual Preferred Stock will be entitled to the number of votes equal to quotient obtained by dividing the liquidation preference by the Conversion Price for the Convertible Preferred Stock, each as in effect on such date (as adjusted from time to time and without regard to whether any shares of the Convertible Preferred Stock remain outstanding), with respect to any and all matters presented to the stockholders of the Company for their action or consideration and as otherwise required by the DGCL. Except as provided by law, holders of shares of Perpetual Preferred Stock will vote together with the holders of Common Stock (together with all other shares of the Company which are granted rights to vote with the Common Stock) as a single class.

     The foregoing discussion of the terms of the Perpetual Preferred Stock is qualified in its entirety by reference to the Class C CoD, a copy of which is filed herewith as Exhibit 4.2 and is incorporated in this Item 2.03 by reference.
Registration Rights Agreement
     As a condition precedent to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement dated as of July 25, 2008 (the “Registration Rights Agreement”) pursuant to which the Company will, if requested to do so by any Purchaser, file for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or part of the Registrable Securities (as hereinafter defined) (a “Demand Registration”) provided that (i) no Purchaser may make more than one Demand Registration, (ii) the aggregate offering price (net of underwriters’ discounts and commissions) of the Registrable Securities requested by the initiating Purchasers to be so registered pursuant to this Section must exceed $5,000,000. The Company will use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities within 180 days of such request. “Registrable Securities” means (i) any shares of Convertible Preferred Stock or Perpetual Preferred Stock, (ii) any shares of Common Stock issued or issuable upon the conversion of any Convertible Preferred Stock held by the Purchasers, and (iii) any shares of Common Stock issued with respect to the Convertible Preferred Stock or the Common Stock referred to in clauses (i) and (ii) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities will have become effective under the Securities Act and such securities will have been disposed of in accordance with such registration statement, (b) when such securities will have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer will have been delivered by the Company and subsequent public distribution of them will not require registration of them under the Securities Act, (c) when such securities are eligible for sale under clause (b) of Rule 144 of the Securities Act or any successor provision.
     The Company has agreed to pay all registration expenses in connection with registration pursuant to the Registration Rights Agreement.
     The registration rights set forth in the Registration Rights Agreement will not be available to any Purchaser (i) until after the first anniversary of the purchase by such Purchaser of such shares of Convertible Preferred Stock or Perpetual Preferred Stock, (ii) if in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Purchaser could be sold in any 6-month period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(b)(1)) or (iii) if all of the Registrable Securities held by such Purchaser have been sold in a registration pursuant to the Securities Act or pursuant to said Rule 144.
     If at the time of any request to register Registrable Securities, in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the initiating Purchaser is received by the Company
     The foregoing discussion of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated in this Item 2.03 by reference.
Tax Sharing Agreement
     In connection with the Stock Purchase Agreement, the Company entered into a Tax Allocation Agreement, dated as of July 25, 2008 (the “Tax Allocation Agreement”), with Starfire Holding Corporation (“Starfire”), an affiliate of the Chairman of the Board of Directors of the Company, that generally governs Starfire’s and the Company’s rights and obligations with respect to consolidated and combined income tax returns filed by Starfire and its subsidiaries.  The Tax Allocation Agreement replaces the previous tax allocation agreement by and between Starfire and XO Communications, Inc. dated January 16, 2003. Under the Tax Allocation Agreement, to the extent that Starfire and the Company file consolidated or combined income tax returns, Starfire will make (i) current payments to the Company equal to 30% of Starfire’s income tax savings from using the Company’s income tax losses (up to an aggregate of  $900 million of losses) and (ii) deferred payments to the Company equal to 100% of Starfire’s income tax savings from using the Company’s losses in excess of $900 million (other than losses which reduce the Company’s payment obligations as set forth below) at the time the Company would otherwise have been able to use the losses (and the Company no longer files income tax returns on a consolidated or combined basis with Starfire).  In addition, the Company’s obligation to make income tax payments to Starfire as the common parent of a consolidated or combined income tax group may be reduced by the Company’s available tax losses. Lastly, Starfire’s obligations under the 2003 tax allocation agreement to pay the Company for use of losses prior to this time are also preserved in the Tax Allocation Agreement.
     The foregoing discussion of the Tax Allocation Agreement is qualified in its entirety by reference to the Tax Allocation Agreement, as amended, a copy of which is filed herewith as Exhibit 10.3 and is incorporated in this Item 2.03 by reference.
Item 3.02 Unregistered Sales of Equity Securities
     On July 25, 2008, pursuant to the Stock Purchase Agreement, the Purchasers purchased an aggregate of 555,000 shares of the Company’s 7% Class B Convertible Preferred Stock (the “Convertible Preferred Stock”) for an aggregate purchase price of $555,000,000 and an aggregate of 225,000 shares of the Company’s 9.5% Class C Perpetual Preferred Stock (the “Perpetual Preferred Stock”) for an aggregate purchase price of $225,000,000. A portion of the purchase price for the Convertible Preferred Stock was paid by Purchasers through the delivery to the Company for retirement of all of the Purchasers’ right, title and interest in the Company’s senior indebtedness in the principal amount (together with accrued interest) of approximately $450.758 million, which represents all of such indebtedness held by the Purchasers and their affiliates under the Company’s Senior Secured Credit Facility and the $75 million note purchased by an affiliate of the Chairman of the Board of Directors of the Company in March 2008. The remainder of the purchase price for the Convertible Preferred Stock and the purchase price for the Perpetual Preferred Stock was paid in cash in the aggregate amount of approximately $329.242 million. The Convertible Preferred Stock and the Perpetual Preferred Stock were offered and sold to the Purchasers in an offering exempt from the registration requirements of the Securities Act of 1933 under Section 4(2) thereof. The applicable terms with respect to the conversion rights of the Convertible Preferred Stock are more fully described in Item 2.03 above, and are contained in the Class B CoD.
     The above summary is qualified in its entirety by reference to the Stock Purchase Agreement and Class B CoD, copies of which are filed herewith as Exhibits 10.1 and 4.1, respectively, and are incorporated in this Item 3.02 by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The holders of the Convertible Preferred Stock and the Perpetual Preferred Stock have preferential dividend and liquidation rights over the holders of the Company’s Common Stock and Class A Convertible Preferred Stock. The applicable terms and preferences of the Convertible Preferred Stock and the Perpetual Preferred Stock are more fully described in Item 2.03 above, and are contained in the Class B CoD and the Class C CoD.
     The above summary is qualified in its entirety by reference to the Class B CoD and the Class C CoD, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated in this Item 3.03 by reference.
Item 8.01. Other Events
     The information contained in this Item 8.01, including the exhibit related thereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.
     On July 28, 2008, the Company issued a press release announcing that it has raised $780 million through the issuance of two classes of preferred stock in order to retire senior debt, fund future growth initiatives and provide ongoing working capital for the business. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
Forward-looking and Cautionary Statements
     The Company makes “forward-looking statements” throughout this report as this term is defined in the Private Securities Litigation Reform Act of 1995. In some cases these statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements. These statements include those describing the Company’s long-term strategic growth plan, revenue growth, competitiveness and improved operational efficiencies. The Company cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the Company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, future economic conditions, generally, and the risk factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q. Statements in this press release should be evaluated in light of these important factors. For a detailed discussion of risk factors affecting our business and operations, see Part I, Item 1A, “Risk Factors” in our 2007 Annual Report. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1
Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 7% Class B Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof

4.2
Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 9.50% Class C Perpetual Preferred Stock and Qualifications, Limitations and Restrictions Thereof

10.1	Stock Purchase Agreement

10.2	Registration Rights Agreement

10.3	Tax Allocation Agreement

99.1	Press Release, dated July 28, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Gregory Freiberg
	Name:	Gregory Freiberg
	Title:	Senior Vice President and Chief Financial Officer

Date: July 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1
Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 7% Class B Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof

4.2
Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 9.50% Class C Perpetual Preferred Stock and Qualifications, Limitations and Restrictions Thereof

10.1	Stock Purchase Agreement

10.2	Registration Rights Agreement

10.3	Tax Allocation Agreement

99.1	Press Release, dated July 28, 2008